UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2025

Bit Digital, Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38421	98-1606989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 Hudson Yards, Floor 11 New York, NY	10001
(Address of principal executive offices)	(Zip Code)

(212) 463-5121
(Registrant’s telephone number, including area code)

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $.01 par value	BTBT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On September 17, 2025, Bit Digital, Inc. (the “Company”) reconvened its General Meeting of Shareholders (the “Meeting”) for which notice was given on August 5, 2025. The purpose of the Meeting was to approve the following proposal:

“An ordinary resolution to approve an increase to the Company’s authorized share capital from US$3,500,000 divided into 340,000,000 Ordinary Shares of US$0.01 each and 10,000,000 Preference Shares of US$0.01 each, to US$10,100,000 divided into 1,000,000,000 Ordinary Shares of US$0.01 each and 10,000,000 Preference Shares of US$0.01 each.”

A quorum was not present and in accordance with the Company’s amended and restated articles of association under Cayman Islands law, the following resolution was passed:

"It is resolved, as an ordinary resolution, to adjourn the extraordinary general meeting to permit further solicitation and vote of proxies, with the meeting to reconvene at such time and place as the directors may determine in their sole discretion and upon no less than 24 hours’ notice given to shareholders by the Company through the filing of a Form 8-K with the Securities and Exchange Commission."

This Form 8-K is being filed to advise that the General Meeting has tentatively been reconvened to Tuesday September 23, 2025 at 9:00 a.m.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIT DIGITAL, INC.

Date:	September 19, 2025	By:	/s/ Sam Tabar
			Name:	Sam Tabar
			Title:	Chief Executive Officer

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